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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): April 6, 1998




                       FNB FINANCIAL SERVICES CORPORATION
             (Exact name of registrant as specified in its charter)



    North Carolina                 0-13086                    56-1382275
    (State or other         (Commission File No.)           I.R.S. Employer
     jurisdiction                                        Identification Number
   of incorporation)




             202 South Main Street, Reidsville, North Carolina 27320
                    (Address of principal executive offices)


                                 (336) 342-3346
              (Registrant's telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)




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Item 5. Other Events

         On April 6, 1998, the Registrant issued a press release, the text of which is set forth below:

           FNB FINANCIAL SERVICES CORPORATION REPORTS RECORD EARNINGS

                Reidsville, NC, April 6, 1998------Ernest J. Sewell, President and Chief Executive Officer of FNB Financial Services Corporation (NASDAQ:FNBF) reported record quarterly earnings for the first quarter, 1998 of $774,000, up $268,000 or 53.0% from the same quarter last year. Basic earnings per share were $.29 in the current quarter, compared with $.19 in 1997.

               Net interest income advanced 46.2% over last year, as the four new offices opened in 1997 continued to produce accelerated balance sheet growth. Noninterest income was 71.2% higher in 1998, while noninterest expense rose 34.7%, the latter principally as a result of operating expenses for the new offices. Funding of the allowance for loan losses more than tripled this year, to $265,000, in order to maintain appropriate levels on a greatly increased loan portfolio. Net charge offs on loans totaled $46,000 in the first quarter, or 0.02% of average loans.

               Sewell attributed the increased earnings to "our continuing ability to grow the Company, especially in the newer markets, as evidenced by gains in loans of 20% at the four new 1997 offices over the last three months, while deposits grew by 29.7% during that same time period. The expense of operating those branches has stabilized at current levels, causing us to be optimistic about earnings comparisons going forward this year."

               At quarter end, total loans of $247.5 million had increased 56.6% over one year ago, while total deposits of $315.2 million were 52.7% higher. Shareholders' equity of $23.1 million was up 12.3% over the 1997 first quarter end.

               FNB Financial Services Corporation is a North Carolina bank holding company with consolidated assets of approximately $368 million at March 31, 1998. The Company, through its subsidiary, First National Bank Southeast, currently operates ten banking offices concentrated in the Piedmont/Triad region of the state and in Wilmington. The Bank is community oriented, characterized by local affiliations and personalized services, while at the same time providing its customers with the financial sophistication and breadth of products usually associated with much larger, regional banks.

                  Information in this release may contain "forward looking statements". These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates and the failure of assumptions underlying the establishment of the allowance for loan losses. Additional factors that could cause actual results to differ materially are discussed in the Company's


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         recent filings with the Securities and Exchange Commission, including its S-2 Registration Statement and its periodic reports.


Item 7. Financial Statements and Exhibits

         (c) Exhibits

               Exhibit No.                         Description of Exhibit
               -----------                         ----------------------

                  99.01                      Press Release dated April 6, 1998






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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     FNB FINANCIAL SERVICES CORPORATION


                                     By: /s/  Robert F. Albright
                                         --------------------------------------
Dated: April 6, 1998                     Robert F. Albright
                                         Senior Vice President, Chief Financial
                                            Officer and Secretary